                                                                   EXHIBIT 10.39

                                SUPPLY AGREEMENT


                                     BETWEEN


                         NOVARTIS CONSUMER HEALTH, INC.

                                       AND

                                  GALAGEN, INC.







                                                         Dated: October 25, 1999

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TABLE OF CONTENTS

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SECTION                                                                                                            PAGE
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
     Dated: October 25, 1999.........................................................................................1
1.   Definitions.....................................................................................................2
2.   Purchase and Sale; Licensed Ingredients Specifications..........................................................3
3.   Price; Payment; Miscellaneous Terms and Conditions of Sale......................................................4
4.   Forecasts; Shipments; Orders....................................................................................5
5.   Inspection of Shipments.........................................................................................6
6.   Trade Secrets and Confidentiality...............................................................................7
7.   Safety and Health--Responsible Care.............................................................................9
8.   Quality of the Licensed Ingredients; Certain Regulatory Matters.................................................9
9.   Changes in ________________________'s Manufacturing Processes..................................................10
10.  Indemnification................................................................................................11
11.  Term and Termination...........................................................................................12
12.  Meeting Licensed Ingredients Supply Demands; Back-Up Supplier; Right to Manufacture............................13
13.  Dispute Resolution.............................................................................................12
14.  Recalls........................................................................................................14
15.  Insurance......................................................................................................14
16.  Environmental, Safety and Health Responsibilities..............................................................14
17.  Publicity......................................................................................................15
18.  Force Majeure..................................................................................................16
19.  Assignability..................................................................................................16
20.  Waiver; Severability...........................................................................................17
21.  Governing Law .................................................................................................17
22.  Notices........................................................................................................17
23.  Headings.......................................................................................................18
24.  Entire Agreement...............................................................................................19
25.  Parties' Relationship..........................................................................................19
26.  NCH Affiliates.................................................................................................19
27.  Counterparts...................................................................................................20
      Annex A - Licensed Ingredient Specifications..................................................................21
      Annex B - Logistics Lead Times/Obsolescence...................................................................23

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                               SUPPLY AGREEMENT


This Supply Agreement, including all attached Annexes which are incorporated and made a part hereof, dated this 25th day of October, 1999 (the "Effective Date"), by and between NOVARTIS CONSUMER HEALTH, INC., with offices at 560 Morris Avenue, Summit, NJ 07901-1312 ("NCH"), and GALAGEN INC., with offices at 1275 Red Fox Road, MS 7420, Arden Hills, Minnesota 55112 ("GalaGen"), sets forth the terms and conditions for the commercial supply of the Licensed Ingredients (as defined in the License Agreement);

WHEREAS, NCH and GalaGen have simultaneously entered into the License Agreement, that establishes all terms and conditions relating to the license exclusivity of the Licensed Ingredients, and both parties desire to proceed to commercialization of the Products (as defined in the License Agreement); and

WHEREAS, GalaGen owns or has rights to certain patents and know-how applicable to the Licensed Ingredients and/or the Products; and

WHEREAS, GalaGen has the requisite experience and facilities to manufacture and package the Licensed Ingredients; and

WHEREAS, NCH and its Affiliates wish to purchase commercial quantities of the Licensed Ingredients from GalaGen, and GalaGen is willing to supply the Licensed Ingredients exclusively to NCH and its Affiliates for use in the Products in the Field of Use (as defined in the License Agreement) and in the Territory, in each case, upon the terms and conditions set forth herein;

NOW, THEREFORE, the parties hereto agree as follows:

1.        DEFINITIONS

The following terms shall have the meanings set forth below, or where indicated, for purposes of this Agreement. Defined terms used, but not defined, herein shall have the meaning assigned to them in the License Agreement.

"ACT" means the U.S. Food, Drug and Cosmetic Act and the regulations promulgated thereunder, as amended from time to time and all other applicable laws and regulations in any other Territory.

"BACK-UP SUPPLIER" shall have the meaning given thereto in Section 12.1 hereof.

"CGMP" means current good manufacturing practices for food products as required by the Act.

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"COMMERCIAL QUANTITIES" means quantities of the Licensed Ingredients sufficient for launch and on-going market supply in the Territory consistent with the forecasting mechanism set forth in Article 4 of this Agreement.

"CONFIDENTIAL INFORMATION" shall have the meaning given thereto in Section 6.1hereof.

"FDA" means the United States Food and Drug Administration.

"GALAGEN INDEMNIFIED PARTIES" shall have the meaning given thereto in Section
10.2 hereof.

"INITIAL TERM" shall have the meaning given thereto in Section 11.1 hereof.

"MANUFACTURING PROCESS" means the processes, means and procedures used by GalaGen and/or a Third Party Manufacturer in the manufacture and production of the Licensed Ingredients.

"NCH INDEMNIFIED PARTIES" shall have the meaning given thereto in Section 10.1 hereof.

"NCH MANUFACTURING FACILITY" shall mean a manufacturing and/or packaging facility of NCH or a NCH Affiliate.

"ORDER DATE" shall have the meaning given thereto in Section 4.1(b) hereof.

"QUALITY ASSURANCE AGREEMENT" shall mean the Quality Assurance Agreement, to be entered into between GalaGen and NCH.

"RELEASE DATE" shall have the meaning given thereto in Section 4.2(b) hereto.

"TECHNICAL INFORMATION" means all know how, trade secrets, inventions, data, technology and other information now owned or licensed by GalaGen or hereafter acquired or licensed by GalaGen during the term of this Agreement which are necessary or useful to the manufacture, packaging, use or sale of Licensed Ingredients and/or the Products including, but not limited to, (i) medical, chemical and other scientific data, (ii) processes and analytic methodology used in the validation, stability testing and other testing or analysis of such Licensed Ingredients and/or the Products and (iii) packaging and manufacturing data and processes.

"THIRD PARTY MANUFACTURER" shall mean a third party manufacturer, reasonably acceptable to NCH, retained by GalaGen to manufacture either or both of the Licensed Ingredients.

2.       PURCHASE AND SALE; LICENSED INGREDIENTS SPECIFICATIONS

2.1 (a) Except as otherwise specifically permitted in this Agreement, during the term of this Agreement, and subject to the provisions hereof, GalaGen agrees to manufacture, package, and supply the Licensed Ingredients for use in the Products in the Field of Use exclusively to NCH and its Affiliates in sufficient quantities to meet the total requirements, consistent with the forecasting mechanism set forth in Article 4 of this Agreement, of NCH and its Affiliates for use in the Territory, and NCH agrees to purchase from GalaGen all of its requirements for the Licensed Ingredients.

    (b) Except as otherwise specifically permitted in Article 12 of this Agreement, GalaGen shall manufacture, package and supply the Licensed Ingredients for use in the Field of Use exclusively for NCH for the term of this Agreement, including all renewal periods.

2.2 (a) GalaGen and/or the Third Party Manufacturer shall manufacture and package the Licensed Ingredients supplied to NCH in accordance with mutually agreed upon specifications to be attached as ANNEX A to this Agreement (the "Specifications"), as ANNEX A is updated from time to time. Once established, no change in the specifications, methods, processes and/or procedures set forth in ANNEX A may be made unless (i) NCH agrees in writing thereto or (ii) such change is required by any regulatory agency which has jurisdiction over NCH, GalaGen, the Licensed Ingredients and/or the Products; PROVIDED THAT, GalaGen shall notify NCH in writing prior to making any such required change. Any such change must also be made in compliance with Article 9 hereof.

3. PRICE; PAYMENT; MISCELLANEOUS TERMS AND CONDITIONS OF SALE

3.1 Pricing for commercial quantities of the Licensed Ingredients shall be :

    [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

3.2 [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

3.3 NCH shall have the right to review the relevant books and records of GalaGen, during regular business hours upon reasonable advance notice, to determine if it agrees, acting reasonably, that such increase or decrease in the actual Cost of Production is accurate. In the event that GalaGen has a Third Party Manufacturer produce some or all of the Licensed Ingredients to be supplied to NCH, GalaGen shall use its best efforts to obtain the relevant books and records of the Third Party Manufacturer for review by NCH.

    (a) For the most recent calendar year in question, if NCH believes that the estimated increase or decrease in the actual Cost of Production is not accurate, it shall bring the believed inaccuracy to GalaGen's attention to try to resolve the discrepancy. If NCH and GalaGen agree that GalaGen overestimated the actual increase in Cost of Production or underestimated the actual decrease in Cost of Production, the price charged by GalaGen to NCH shall be adjusted accordingly, GalaGen shall reimburse NCH for the overpayments made, and GalaGen will reimburse NCH for its reasonable costs incurred in its review of GalaGen's and the Third Party Manufacturer's books and records.

     (b) If NCH and GalaGen do not come to agreement on what the actual increase or decrease in the Cost of Production is, NCH shall have the right to have the relevant books and records of GalaGen examined by independent certified public accountants retained by NCH and acceptable to GalaGen, during regular business hours upon reasonable advance notice. If it is determined as a result of said examination that GalaGen overestimated the actual increase in Cost of Production or underestimated the actual decrease in Cost of Production, the price charged by GalaGen to NCH shall be adjusted accordingly, GalaGen shall reimburse NCH for the overpayments made and GalaGen shall reimburse NCH for the cost of the third party audit. In the event that GalaGen has a Third Party Manufacturer produce some or all of the Licensed Ingredients to be supplied to NCH, GalaGen shall use its best efforts to obtain the relevant books and records of the Third Party Manufacturer for review by the third party auditor.

3.4 [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

3.5 NCH and GalaGen shall confer on a regular basis, but no less than annually, to consider whether new technologies or new manufacturing methods may exist which likely would reduce the Cost of Production of the Licensed Ingredients. Should any such technologies and/or methods be identified, then the parties shall share the mutually agreed upon costs of developing and implementing such technologies and/or methods, and the proceeds from any resulting reductions in Cost of Production in amounts to be agreed upon.

3.6 [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

4. FORECASTS; SHIPMENTS; ORDERS

4.1 [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

4.2 (a) Each purchase order shall specify the quantity of Licensed
Ingredients ordered and the required delivery date; PROVIDED THAT, such purchase order shall not specify a delivery date sooner than the lead times set forth in ANNEX B would permit calculated from the Order Date; PROVIDED FURTHER THAT, GalaGen shall use commercially reasonable efforts to accommodate "Rush" orders from NCH. NCH shall bear the reasonable incremental costs of "Rush" orders. Transportation details will be coordinated between NCH and GalaGen.

    (b) When all appropriate validation and quality control release criteria for a particular shipment of Licensed Ingredients, as set forth in the Quality Assurance Agreement, have been met (the "NCH Release Date"), GalaGen shall promptly notify NCH in writing of the expected delivery dates (including details of destination, date and time) to enable delivery and receipt to be coordinated. [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

4.3 If for any reason GalaGen experiences a shortage of materials required to manufacture products and GalaGen is therefore unable to supply NCH with the full quantity of Licensed Ingredients ordered by it and accepted by GalaGen, NCH shall be entitled to the same proportionate quantity of available GalaGen product as the quantity of Licensed Ingredients purchased by NCH from GalaGen in the twelve (12) months preceding the supply shortage bears to all orders for applicable products received by GalaGen from other customers.

4.4 GalaGen agrees to use commercially reasonable best efforts to maintain available manufacturing and packaging capacities dedicated to NCH and their current forecasted production requirements. (Refer to section 4.1)

4.5 [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

4.6 The Licensed Ingredients shall be delivered to NCH as packed finished goods. In addition, NCH shall have the right to require any special or varied packing that it believes is reasonably necessary to meet the customs and regulatory requirements within the Territory. Incremental costs that can be shown to result directly from any packing changes required by NCH will be borne by NCH.

5.    INSPECTION OF SHIPMENTS

[***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

6.    TRADE SECRETS AND CONFIDENTIALITY

6.1   Both GalaGen and NCH agree that subject to the limitations set forth in
Section 6.3, all information disclosed to the other party, whether in oral, written or graphic form, and identified in writing by the disclosing party as confidential shall be deemed "Confidential Information" of the disclosing party. In particular, Confidential Information shall be deemed to include, but not be limited to any patent application or drawing or potential patent claim, trade secrets, information, ideas, inventions, samples, processes, procedures, methods, formulations, packaging designs and materials, test data, future development plans, Licensed Ingredients launch date, technological know-how and engineering, manufacturing, regulatory, marketing, servicing, sales, financing or human resources matters relating to the disclosing party and its business.

6.2 Both parties will take precautions as it normally takes with its own confidential and proprietary information to prevent disclosure to third parties.

6.3 Both GalaGen and NCH agree that, notwithstanding the above, the obligations of confidentiality shall not be deemed to apply to:

         6.3.1 Information which at the time of disclosure is or thereafter becomes generally known or available to the public, through no wrongful act or failure to act on the part of the receiving party.

         6.3.2 Information that was known by or in the possession of the receiving party at the time of receiving such information from the disclosing party as evidenced by written records.

         6.3.3 Information obtained by the receiving party from a third-party source who is not breaching a commitment of confidentiality to the disclosing party by revealing such information to the receiving party.

         6.3.4 Information that is independently developed by the receiving party without use of confidential information of the other party as evidenced by written records.

         6.3.5 Information that is the subject of a granted written permission to disclose that is issued by the disclosing party to the other party.

         6.3.6 Information that is required to be disclosed pursuant to the law (including SEC regulations), but only to the extent required to be disclosed; PROVIDED THAT, the disclosing party notifies the other party in writing and gives the other party reasonable time to comment on the same prior to disclosure.

6.4 During the term of this Agreement and for a period of five (5) years after the expiration or termination of this Agreement each party shall maintain all Confidential Information in trust and confidence and shall not disclose any Confidential Information to any third party or use any such information for any unauthorized purpose, other than as authorized in Section 6.3 or as necessary to accomplish the purpose of this Agreement subject to an appropriate binder of confidentiality as set forth in Section 6.5. Each party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement. Confidential Information shall not be used for any purpose or in any manner that is not consistent with this Agreement or that would constitute a violation of any laws or regulations including, without limitation, the export control laws of the United States. Each party hereby agrees that it will not in any way attempt to obtain, either directly or indirectly, any information regarding any Confidential Information from any third party who has been employed by, provided consulting services to, or received in confidence information from, the other party.

6.5 Both parties will make diligent efforts to ensure that all employees, consultants, agents, subcontractors and manufacturing contractors who may have access to Confidential Information of the other party, and any other third parties who might have access to Confidential Information, will use such information in a manner consistent with the terms of this Agreement and will be bound by the terms set forth in this Article 6. No Confidential Information shall be disclosed to any employees, subcontractors, agents or consultants who do not have a need to receive such information.

6.6 To the extent either party discloses confidential information of the other party to an employee, consultant, subcontractor or manufacturing contractor (collectively "Agents") or permits an Agent to have access to such confidential information, such party shall indemnify the other party for any claims, damages, losses, liabilities, costs or expenses, including reasonable attorneys' fees, incurred by the other party as a result of the indemnifying party's Agent further disclosing or misusing such confidential information.

7.    SAFETY AND HEALTH--RESPONSIBLE CARE

7.1 From time to time GalaGen may provide NCH with safety and health information, including, without limitation, warnings, material safety data sheets, precautionary safety measures, and instructions on proper care, use and handling, storage, and disposal of the Licensed Ingredients. NCH agrees to observe all precautions and instructions provided by GalaGen and to communicate all such environmental, safety and health information to its employees.

7.2 Both parties shall follow safe handling, storage, transportation, use, and disposal practices with respect to the Licensed Ingredients, including, but not limited to, those required by U.S. federal, state, and local laws, regulations, and ordinances.

8.    QUALITY OF THE LICENSED INGREDIENTS; CERTAIN REGULATORY MATTERS

8.1   GalaGen hereby represents and warrants that:

         (a) the Licensed Ingredients shall be manufactured, packaged and delivered in compliance with the provisions of the Act and FDA's current GMP for foods and the other applicable rules and regulations promulgated under the Act relating to the manufacture and packaging of food products;

         (b) no Licensed Ingredients constituting any shipment to NCH shall be at the time of shipment (i) adulterated or misbranded within the meaning of the Act, or the rules and regulations promulgated thereunder, as such law, rule or regulation is constituted and in effect at the time of any such shipment or
(ii) an article which may not, under the provisions of Sections 404, 505 or 512 of the Act, be introduced into interstate commerce;

         (c) the Licensed Ingredients shall be manufactured, tested, packaged, stored and delivered in compliance with the terms and conditions of the Quality Assurance Agreement;

         (d) it has complied with, and during the term of this Agreement will continue to comply with, the laws, rules and regulations which affect the ability of GalaGen to manufacture and package the Licensed Ingredients in commercial quantities for use and sale in the Field of Use in the United States of America;

         (e) its manufacturing, laboratory and packaging facilities shall remain in compliance with the FDA's current GMPs for foods at all times during the term of this Agreement to the extent applicable to the manufacture and packaging of the Licensed Ingredients; and

         (f) it shall obtain and maintain all necessary permits, registrations and licenses required to manufacture, package and supply the Licensed Ingredients and it shall produce the Licensed Ingredients and dispose of all waste in compliance with all applicable environmental laws, regulations, and standards. GalaGen makes no representations with respect to the waste disposal practices of its suppliers.

The foregoing warranties are the only warranties made by GalaGen with respect to the Licensed Ingredients delivered hereunder, and may only be modified or amended by a written instrument signed by a duly authorized officer of GalaGen and a duly authorized officer/employee of NCH. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT, EACH PARTY MAKES NO WARRANTY, EXPRESS OR IMPLIED, CONCERNING THE LICENSED INGREDIENTS, OR THE MERCHANTABILITY OR FITNESS THEREOF FOR ANY PURPOSE.

8.2   [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

8.3 If requested in writing by NCH, GalaGen shall supply at NCH's reasonable expense Technical Information and methods of manufacture and packaging to NCH to enable NCH to fulfill its obligations under this Agreement or to the extent that such information, in NCH's judgment, is necessary to enable it to comply with any statutory or regulatory requirements, or with a request by any governmental or regulatory authority.

8.4 (a) If requested in writing by NCH, GalaGen shall permit NCH to inspect, twice per year, during normal business hours and hours during which GalaGen is manufacturing Licensed Ingredients, GalaGen's facilities and records to the extent NCH deems reasonably necessary to enable NCH to verify compliance by GalaGen with its obligations under this Agreement in relation to the Licensed Ingredients and to verify compliance with any statutory or regulatory requirements to which NCH is subject and which are applicable to the manufacture and/or packaging of the Licensed Ingredients. Notwithstanding the foregoing, NCH shall have the right to inspect GalaGen's facilities and records at any time without prior written notice, in the event that there is a quality or regulatory problem or other manufacturing problem with Licensed Ingredients. In the event that GalaGen has a Third Party Manufacturer produce some or all of the Licensed Ingredients to be supplied to NCH, GalaGen shall use its best efforts to gain access for NCH to the Third Party Manufacturer' facility to conduct such audits.

         (b) If, as a result of any such inspection, NCH concludes that GalaGen and/or the Third Party Manufacturer is not in compliance with any of the foregoing obligations or requirements, it shall so notify GalaGen in writing, specifying such areas of noncompliance in reasonable detail and GalaGen shall provide a problem resolution plan within thirty (30) days of NCH's request. GalaGen shall use its best efforts to remedy and/or provide an action plan with an actual time line for the problems identified within a reasonably mutually agreed upon time frame.

9.    CHANGES IN GALAGEN'S MANUFACTURING PROCESSES

9.1 Subject to Section 2.2(a)(ii) hereof and the Quality Assurance Agreement, unless NCH agrees otherwise in writing, GalaGen shall not make any modification to any method or process in the manufacture or packaging of the Licensed Ingredients that will affect the quality, properties or composition of the Licensed Ingredients. Any change requires NCH's QA prior written consent. If NCH consents to such modification or change, GalaGen shall comply with all requirements of the Act and current GMP for foods with respect to such modification or change.

9.2 GalaGen hereby covenants that, to GalaGen's knowledge, its process for manufacturing and packaging the Licensed Ingredients does not infringe any process patent in effect in the Territory. GalaGen shall not modify the Licensed Ingredients or any process for manufacturing and packaging the Licensed Ingredients in any manner that would give rise to any patent infringement liability. If NCH determines that the change may give rise to patent infringement liability, it shall be permitted to object thereto. If NCH does so object, GalaGen either shall refrain from introducing such change or, notwithstanding any other provision of this Agreement, shall defend, indemnify and hold NCH harmless with respect to the potential infringement liability.

10.   INDEMNIFICATION

10.1 GalaGen agrees to and hereby does indemnify, defend and hold NCH, NCH's Affiliates, its officers, directors and shareholders, and its successors and assigns (collectively the "NCH Indemnified Parties") harmless from and against all claims, liabilities, suits and proceedings, and all damages (other than consequential, incidental, special or indirect damages), losses, costs, recoveries and expenses, including reasonable legal expenses and costs (including attorney's fees) which the NCH Indemnified Parties may incur, arising out of any third party claim of property damage or personal injury or death arising from (i) GalaGen's negligent or willful misconduct in its performance under this Agreement or (ii) GalaGen's breach of any obligation, representation or warranty hereunder.

10.2 NCH agrees to and hereby does indemnify, defend and hold GalaGen, GalaGen's Affiliates, its officers, directors and shareholders, and its successors and assigns (collectively the "GalaGen Indemnified Parties") harmless from and against all claims, liabilities, suits and proceedings, and all damages (other than consequential, incidental, special or indirect damages), losses, costs, recoveries and expenses, including reasonable legal expenses and costs (including attorneys' fees) which the GalaGen Indemnified Party may incur, arising out of any third party claim of property damage or personal injury or death arising from (i) NCH's negligent or willful misconduct in its performance under this Agreement or in the marketing and/or sale of the Products or (ii) NCH's breach of any obligation, representation or warranty hereunder.

10.3 The foregoing indemnification obligations of NCH and GalaGen are subject to the following: (a) the indemnifying party must be notified by or on behalf of the indemnified party in writing promptly after a claim is made, a suit is filed or an action or investigation is initiated (each, a "Proceeding") against the indemnified party; (b) the indemnifying party shall be permitted, at its own cost, to defend, control, conduct and prosecute, in the indemnifying party's sole discretion and by counsel of the indemnifying party's choosing, the defense of such Proceeding brought against the indemnified party; (c) except as may otherwise be required by law, the indemnified party shall not compromise the position of the indemnifying party by admission, statements, disclosure or conduct (collectively, "Disclosure") in a way that could prejudice the defense, control, conduct or prosecution of said cause of action (it being understood that no indemnified party shall be deemed to have violated this provision so long as such party has acted in good faith to fulfill its obligations under this provision); and (d) the indemnified party shall cooperate with the indemnifying party in the defense, conduct, prosecution or termination of the Proceeding, including the furnishing of information and the assistance from employees of the indemnified party at the indemnifying party's reasonable request and at no charge to the indemnifying party. With respect to clause (c) above, the indemnified party will provide the indemnifying party with prompt written notice in advance of any such Disclosure being made to permit the indemnifying party to seek an appropriate protective order, restriction on response or withdrawal of the request for Disclosure. If, however, any such request for relief by the indemnifying party is denied or is otherwise unavailable, the relevant indemnified party may make the disclosure without any liability to the indemnifying party.

11.      TERM AND TERMINATION

         11.1 [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

         11.2 [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

         11.3 [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

         11.4 [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

11.5 The termination of this Agreement shall not release NCH from the obligation to pay any sum that may be owed to GalaGen or operate to discharge any liability that had been incurred by any party prior to any such termination, including sums incurred in connection with the manufacture of Licensed Ingredients in process at the time of the termination. The termination of this Agreement shall be without prejudice to and shall not affect the right of either party to recover any and all damages to which it may be entitled, or to exercise any other remedies which it might otherwise have under this Agreement.

11.6 Notwithstanding any termination of this Agreement, the provisions of Articles 6, 8, 10, 12, 14, and 15 shall remain in effect.

12. MEETING LICENSED INGREDIENTS SUPPLY DEMANDS; BACK-UP SUPPLIER; RIGHT TO MANUFACTURE

[***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

13.      DISPUTE RESOLUTION

If a claim of breach, nonperformance, nonpayment or repudiation should arise related to or connection with this Agreement (a "DISPUTE"), the parties shall attempt to resolve the matter (a) within sixty (60) days from the date that the party raising the Dispute notifies the other party in writing of the Dispute, or
(b) if this Agreement specifies a cure period for the subject of the Dispute,
(b) within such cure period. If the parties do not resolve the Dispute within the sixty (60) day period or relevant cure period, as appropriate, then the parties agree to submit the matter to binding arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules by a panel of three qualified arbitrators. GalaGen and NCH agree to make available to the arbitrators on a confidential basis any information, test results, or research in either party's possession related to the subject of the Dispute in addition to supplying any other information requested or necessary to allow the arbitrators to deliver an opinion, which shall be rendered within forty-five
(45) days of selection of the full panel or such additional time as the arbitrators reasonably need. The arbitrators shall be required to provide to the parties a written summary of their findings and the facts and law on which their decision is based.

14.      RECALLS

Licensed Ingredients recalls shall be handled in accordance with the Quality Assurance Agreement.

15.      INSURANCE

GalaGen shall obtain and maintain an insurance policy of at least Two Million Dollars ($2,000,000) in aggregate which covers any and all potential claims, suits, losses expenses or damages arising out of GalaGen's manufacturing and packaging obligations under this Agreement. The insurance policy shall name NCH as an additional insured. Upon NCH's request, GalaGen shall furnish NCH with certification of insurance evidencing the foregoing, and shall provide at least thirty (30) days prior written notice to NCH of cancellation or modification.

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16.      ENVIRONMENTAL, SAFETY AND HEALTH RESPONSIBILITIES

16.1 To the extent applicable to GalaGen's activities, GalaGen represents and warrants, and shall take all actions reasonably necessary to ensure, that all facilities, equipment and practices used to perform its responsibilities under this Supply Agreement by or on behalf of GalaGen hereunder, including those of the Third Party Supplier and any of GalaGen contractors of any rank (including, without limitation, environmental or safety and health consultants or waste management or disposal firms) ("GalaGen Contractors") will be during the Term of this Supply Agreement, in full compliance with all relevant health, safety and environmental laws, statutes, ordinances, regulations, rules, permits and pronouncements. GalaGen assumes responsibility for disposing of any and all waste generated during the performance of its responsibilities under this Supply Agreement (including, without limitation, during any manufacturing, storage and transportation activities) in accordance with all relevant legal and professional standards. Notwithstanding anything to the contrary herein, (i) should GalaGen, the Third Party Supplier and/or any GalaGen Contractor fail to comply with the obligations set forth in this paragraph, then GalaGen shall be solely responsible for any claims, suits, or liabilities resulting therefrom (including, without limitation, those based on strict liability and joint and several liability), and GalaGen shall indemnify, defend and save NCH (including officers, directors, employees and agents of NCH) harmless from and against any and all such claims, suits, and liabilities; and (ii) GalaGen shall indemnify, defend and save NCH (including officers, directors, employees and agents of NCH) harmless from and against any and all claims, suits, and liabilities which arise directly or indirectly from the storage, release, transportation or disposal of chemicals, raw materials, Licensed Ingredients, waste or any other substance by GalaGen, and/or any GalaGen Contractor. GalaGen's obligations to indemnify, defend and save NCH harmless shall survive and continue after the termination of this Agreement.

16.2 GalaGen shall Dispose of Waste only in accordance with this Section 16.2. GalaGen shall only Dispose or arrange for the Disposal of Waste in the manner consented to in writing by NCH in advance of the Disposal and at an Approved Disposal Facility. NCH shall have the right to unilaterally modify any designation of any Approved Disposal Facility at any time based upon audit and inspection results. GalaGen shall only transport Waste to any Approved Disposal Facility by means of a transporter lawfully permitted to transport the particular types of Waste at issue. GalaGen shall be solely responsible for the proper Disposal of Waste. For purposes of this Section, (i) "Dispose" or "Disposal" shall mean any discharge, deposit, injection, dumping, spilling, leaking, or placing of any Waste into or on any land or water and the arrangement of any of the foregoing, and shall include any storage, pretreatment, treatment (including incineration), any other actual disposal, use, sale, sampling or other transfer or application of Waste of any kind or nature whatsoever; (ii) "Waste" shall mean all materials that are produced or generated in connection with the manufacture of any chemical compounds pursuant to this Supply Agreement, including but not limited to materials that are Hazardous Waste, co-product, by-product, chemical compounds that fail to conform to the requirements of this Supply Agreement, wastewaters, residues, wastes, bottoms and other remainders and materials, packaging of, or components of the chemical compounds, and components of any chemical compounds that are not used in the manufacture of

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


the chemical compounds; (iii) "Hazardous Waste" shall mean (a) any material or substance defined as or containing materials defined as a "hazardous substance" pursuant to any applicable laws or regulations, including the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Resource Conservation and Recovery Act, as amended, and any similar successor or supplementary legislation, and the regulations promulgated thereunder, or (b) any material or substance that is radioactive; and (iv) "Approved Disposal Facility" shall mean a disposal facility approved by NCH.

17.      PUBLICITY

GalaGen and NCH agree not to issue any press release or other public statement disclosing the existence of or relating to this Agreement without prior written consent of the other party; PROVIDED, HOWEVER, that neither GalaGen nor NCH shall be prevented from complying with any duty of disclosure it may have pursuant to law (including SEC regulations) subject to notifying the other party in writing and giving such other party reasonable time to comment on the same prior to disclosure.

18.      FORCE MAJEURE

18.1 No party shall be responsible or liable to the other hereunder for failure or delay in the performance of this Agreement due to factors beyond its reasonable control, including without limitation, any war, fire, accident, earthquake or other casualty, or any act of God or the public enemy. Upon the occurrence of an event of force majeure, the party failing or delaying performance, shall promptly notify the other party, in writing, setting forth the nature to the occurrence, its expected duration and how such party's performance is affected. In the event of the applicability of this Section 17, the party failing or delaying performance shall use its best efforts to eliminate, cure and overcome any such causes and resume the performance of its obligations as soon as practicable under the circumstances.

18.2 Except as provided below, if a force majeure event occurs, then the affected party's performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence. If, however, any such event shall delay any shipment hereunder or the receipt thereof for more than thirty (30) days beyond the scheduled delivery date, then (a) if such event is suffered by NCH and not also by GalaGen, GalaGen shall have the right, at its option, to cancel such shipment without incurring any liability to NCH with respect thereto, and (b) if such event is suffered by GalaGen and not also by NCH, NCH shall have the right to cancel its order and to purchase from a third party the amount of Licensed Ingredients ordered without incurring any liability to GalaGen with respect thereto until such time as GalaGen is able to perform its obligations hereunder. If any such disability exists for more than ninety (90) days, the party not under such disability may terminate this contract without liability to the other party or parties by giving such other party or parties thirty (30) days prior written notice of termination, and this Agreement shall terminate on such thirtieth (30th) day unless prior thereto the

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


force majeure event ceases to exist and performance under this Agreement resumes and the party or parties giving the notice of termination is/are so notified in writing.

19.      ASSIGNABILITY

Neither party hereto shall assign or otherwise transfer any of its rights or obligations under this Agreement, in whole or in part, without the prior written consent of the other party, except that either party may, without the necessity for such consent, assign this Agreement or any interest herein or any right hereunder, to any of its Affiliates or successors by merger or sale of all or substantially all of its business unit to which this Agreement relates. This Agreement shall be binding upon any permitted Assignee or successor of either party. Any assignment that is not in accordance with this Article 18 will be void.

20.      WAIVER; SEVERABILITY

20.1 Each party acknowledges and agrees that any party's failure to enforce at any time any of the provisions of this Agreement shall not be deemed to be a waiver of such provisions or of the right of such other party or parties thereafter to enforce each and every such provision.

20.2 The rights and remedies set forth herein shall be the exclusive rights and remedies of the parties, except that nothing herein shall limit the right of GalaGen to be paid for Licensed Ingredients delivered to, and deemed accepted by, NCH.

20.3 If and to the extent that any provision of this Agreement is determined by any legislature, court or administrative agency to be in whole or in part invalid or unenforceable, such provision or part thereof shall be deemed to be surplusage and, to the extent not so determined to be invalid or unenforceable, each provision hereof shall remain in full force and effect unless the purposes of this Agreement cannot be achieved. In the event any provisions shall be held invalid, illegal or unenforceable the parties shall use commercially reasonable efforts to substitute a valid, legal and enforceable provision which insofar as practical implements the purposes hereof.

21.      GOVERNING LAW

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New Jersey as though made and to be fully performed in said State.

22.      NOTICES

All notices required or permitted hereunder shall be given in writing and sent by facsimile transmission, or mailed postage prepaid by first class certified or registered mail, or hand delivered to the following addresses:

NCH:                       Novartis Consumer Health, Inc.

                           560 Morris Avenue, Building F
                           Summit, NJ  07901

                           Attention:       Third Party Supply Department

Copy to:                   Novartis Consumer Health, Inc.
                           General Counsel
                           560 Morris Avenue
                           Summit, NJ  07901


GalaGen:                   GalaGen, Inc.
                           1275 Red Fox Road, MS 7420
                           Arden Hills, Minnesota 55112
                           Attention: Henry J. Cardello

Copy to:                   GalaGen, Inc.
                           1275 Red Fox Road, MS 7420
                           Arden Hills, Minnesota 55112
                           Attention: Vice President, Manufacturing

or to such other addresses as the parties may hereafter advise each other in writing. Any notice, if sent properly addressed, postage prepaid, shall be deemed made seven (7) days after the date of mailing as indicated on the certified or registered mail receipt, or on the next business day if sent by express courier service or if hand delivered or sent by facsimile transmission.

23.      HEADINGS

The headings of each section in this Agreement are intended for guidance only and shall not be considered part of this written understanding between the parties hereto.

24.      ENTIRE AGREEMENT

This Agreement, represents and incorporates the entire understanding among the parties hereto with respect to the subject matter of this Agreement, and each party acknowledges that there are no warranties, representations, covenants or understandings of any kind, nature or description whatsoever made by any party to the other or others, except such as are expressly herein above set forth.

24.2 This Agreement shall not be subject to change or modification unless specifically agreed to in writing by both parties.

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


24.3 The parties recognize that, during the term of this Agreement, a purchase order, acknowledgment form or similar routine document (collectively "Forms") may be used to implement or administer provisions of this Agreement. Therefore, the parties agree that the terms of this Agreement prevail in the event of any conflict between this Agreement and the printed provisions of such Forms, or typed provisions of Forms that add to, vary, modify or are at conflict with the provisions of this Agreement.

25.      PARTIES' RELATIONSHIP

Nothing in this Agreement shall create among the parties a partnership, joint venture or principal-agent relationship and, for the avoidance of doubt, both parties now confirm they are independent contractors trading for and on their own behalf.

26.      COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


NOVARTIS CONSUMER HEALTH, INC.                    GALAGEN, INC.

By:     /s/ Al Piergallin        i                By:     /s/ H.J. Cardello
        --------------------------                        -------------------
Name:   Al Piergallini                            Name:   H.J. Cardello
        ---------------------------                       ------------------
Title:  President & CEO                           Title:  President
        --------------------------                        --------------

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